                                                                     EXHIBIT 4.2



THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER IT NOR THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO SAXTON INCORPORATED OF AN OPINION OF COUNSEL SATISFACTORY TO SAXTON INCORPORATED THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER. IN ADDITION, EXCEPT AS PROVIDED HEREIN, THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED UNTIL _________, 1998.



                               SAXTON INCORPORATED

               Warrant for the Purchase of Shares of Common Stock

No. [ ]                                                          151,667 Shares

                  FOR VALUE RECEIVED, Saxton Incorporated, a Nevada corporation (the "Company"), hereby certifies that Ladenburg Thalmann & Co. Inc. or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on _________________, 1997 and prior to 5:00 P.M., New York City time, on _________________, 2002 (the "Exercise Period"), One Hundred Fifty-One Thousand Six Hundred Sixty-Seven (151,667) fully paid and non-assessable shares of the common stock, $.001 par value per share, of the Company for an aggregate purchase price of $____ (computed on the basis of $____ per share). Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to individually as a "Warrant Share" and collectively as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price," (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price," (v) this Warrant, all similar Warrants issued on the date hereof and all Warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants", and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other

Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "Holders." The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided, and in the event of any such adjustment, the number of Warrant Shares shall be adjusted to equal the number determined by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

                  1. Exercise of Warrant. (a) This Warrant may be exercised in whole at any time or in part from time to time, during the Exercise Period by the Holder by the surrender of this Warrant (with the subscription form at the end of this Warrant duly executed) at the address set forth in Section 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine) and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                     (b) In lieu of exercising this Warrant in the manner set forth in Section 1(a) above, this Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period, by the Holder by surrendering the Warrant at the address set forth in Section 10(a) hereof, without payment of any other consideration, commission or remuneration, together with the subscription form at the end hereof, duly executed. The number of shares of Common Stock to be issued by the Company shall be calculated using the following formula:

           X = Y(A-B)
               ------
                 A



  Where             X =       the number of shares of Common Stock to be issued
                              to the Holder

                    Y = the number of shares of Common Stock purchasable under this Warrant or, if this Warrant is being exercised in part, under the portion of the Warrant being exercised (at the date of the surrender of this Warrant and the subscription form)

                    A = the Market Price (at the date of the surrender of this Warrant and the subscription form)

                    B = the Per Share Warrant Price (as adjusted to the date of the surrender of this Warrant and the subscription form)

If this Warrant is exercised in part pursuant to this Section 1(b), this Warrant must be exercised for a number of whole shares of Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of Common Stock to which the Holder shall be entitled, pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine) and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                     (c) The market price of a share of Common Stock (the "Market Price") on any date of determination shall be (i) the last reported sale price per share of the Common Stock on the business day immediately preceding the date of determination as reported on the Nasdaq National Market (the "National Market"), or (ii) if there is no such reported sale on the date in question, the average of the closing bid and asked quotations as so reported on the National Market, or (iii) if the Common Stock is not then listed on the National Market, the last reported sale price per share of the Common Stock on such national securities exchange upon which the Common Stock is then listed, or
(iv) if the Common Stock is not then listed on any national securities exchange, the average of the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq, or if not so reported, as reported by the National Quotations Bureau or a similar organization. In the absence of such quotations, the Board of Directors of the Company shall determine in good faith the fair market value per share of the Common Stock, which shall for these purposes be deemed to be the Market Price, which determination shall be set forth in a certificate executed by an officer of the Company showing the facts upon which the Market Price is based.

                  2. Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (other than restrictions imposed hereunder or under applicable Federal and state securities laws) and free and clear of all preemptive rights and rights of first refusal and (b) if the Company hereafter lists Common Stock on any national securities exchange, keep the shares of Common Stock receivable upon the exercise of this Warrant authorized for listing on such exchange upon notice of issuance.

                  3. Protection Against Dilution.

                     (a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Common Stock (i) securities, other than shares of Common Stock, or (ii) property, other than cash, without payment therefor, with respect to Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and property which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

                     (b) In the case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock,
(ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                     (c) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another entity (including any exchange effected in connection with a merger of another corporation with the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase Warrant Shares pursuant to the Warrants shall terminate on the effective date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. The above provisions of this Section 3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                     (d) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, if the Holders of Warrants representing the right to purchase a majority of the Warrant Shares subject to all outstanding Warrants and the Company are unable to agree on an appropriate adjustment, the Company's independent public accountants shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant. If such Holders agree with such adjustments they shall notify the Company to make the adjustments described therein. If the Holders disagree with the adjustments, such Holders may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company to give its opinion as to the adjustment which shall be binding on the Company and the Holders. The fees and expenses of the independent public accountants shall be borne by the Company; provided, however, if the Holders appoint accountants due to disagreement with the Company's accountants, the Holders shall pay the fees and expenses of such appointed accountants if their calculation of the adjustment varies by less than 10% from the adjustment calculated by the Company's accountants.

                     (e) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Section 3(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Section 3(e)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                     (f) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this

Section 3, the Company shall promptly prepare a notice of such adjustment and a certificate of the Company's chief financial officer setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same, and cause copies of such certificate to be mailed to the Holders of the Warrants. In addition, within thirty (30) days after the end of the Company's fiscal year next following any such adjustment or modification, the Company shall, at its own expense, deliver to the Holder of this Warrant a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the same information as required by the certificate of the Company's chief financial officer.

                     (g) If the Board of Directors of the Company shall (i) declare any dividend or other distribution with respect to Common Stock, other than a cash dividend payable otherwise than out of earnings or earned surplus,
(ii) offer to the holders of shares of Common Stock any additional shares of Common Stock, any securities convertible into or exercisable for shares of Common Stock or any rights to subscribe thereto or (iii) propose a dissolution, liquidation or winding up of the Company, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend, distribution, offer or subscription right or to vote on such dissolution, liquidation or winding up.

                     (h) If, as a result of an adjustment made pursuant to this
Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock and any subsequent adjustments made pursuant to this Section 3 shall apply equally to each such resulting class of capital stock.

                     (i) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the Per Share Warrant Price shall be readjusted to such Per Share Warrant Price as would have been obtained had the adjustments made upon the issuance or sale of such rights, options, warrants or conversion privileges been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered and the total consideration received therefore upon the exercise of such rights, options, warrants or conversion privileges; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

                     (j) Except as provided in this Section 3, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon exercise of the Warrants.

                  4. Fully Paid Stock; Taxes. The Company agrees that the shares of Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, rights of first refusal or other contractual rights to purchase securities of the Company, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issuance of any Warrant Share or certificate therefor.

                  5. Registration Under Securities Act of 1933.

                     (a) The Company agrees that if, at any time during the period commencing on _________, 1998 and ending on _________, 2002, the Holders of any Warrants and Warrant Shares who or which shall hold, collectively, more than 50% of the Warrants and Warrant Shares outstanding at such time and not previously sold pursuant to this Section 5 shall request that the Company file a registration statement under the Securities Act of

1933, as amended (the "Act"), covering more than 50% of the Warrant Shares issued or issuable upon the exercise of the Warrants, and not so previously sold, the Company will (i) promptly notify each Holder of the Warrants and each holder of Warrant Shares not so previously sold that such registration statement will be filed and that the Warrant Shares which are then held, or which may be acquired upon exercise of the Warrants by the Holder and such Holders, will be included in such registration statement at the Holder's and such Holders' request, (ii) cause such registration statement to cover all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period, not to exceed twelve months, necessary for such Holders to effect the proposed sale or other disposition; provided, however, if any request to register Warrant Shares pursuant to this Section 5.1 is made within ninety (90) days after effectiveness of a registration statement of the Company pursuant to which the Company has offered Common Stock, the Company may delay such request and may treat such request as if made on the ninetieth (90th) day after such registration statement's date of effectiveness by providing notice of such delay to the requesting Holders. The Company shall be required to effect a registration or qualification pursuant to this Section 5(a) on one occasion only.

                     (b) The Company agrees that if, at any time and from time to time during the period commencing __________, 1998 and ending on ___________, 2004, the Board of Directors of the Company shall authorize the filing of a registration statement (any such registration statement being hereinafter called a "Subsequent Registration Statement") under the Act (otherwise than pursuant to
Section 5(a) hereof, or other than a registration statement on Form S-8 or other form which does not permit secondary sales or include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company will (i) promptly notify each Holder of Warrants and Warrant Shares that such Subsequent Registration Statement will be filed and that the Warrant Shares which are then held, and which may be acquired upon the exercise of the Warrants, by the Holder and such Holders, will, at the Holder's and such Holders' request, be included in such Subsequent Registration Statement, (ii) upon the written request of a Holder made within 20 days after the giving of such notice by the Company, include in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable and
(iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition. The Holders whose Warrant Shares are included in a Registration Statement pursuant to this Section 5(b) shall provide the Company, upon request, information with respect to such Holder as is reasonably necessary to be included in such Subsequent Registration Statement.

                     (c) Whenever the Company is required pursuant to the provisions of this Section 5 to include Warrant Shares in a registration statement or a post-effective amendment to a registration statement, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best effort to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold, including entering into an underwriting agreement in customary form for transactions of this nature.

                     (d) In the event the managing underwriter for any public offering including Warrant Shares pursuant to Section 5(b) advises the Company in writing that the inclusion of all or any portion of such Warrant Shares in the offering would be detrimental to the offering, such Warrant Shares shall not be included in the Subsequent Registration Statement; provided, however, that
(i) if any securities held by James C. Saxton or his immediate family members (including Mr. Saxton's wife, parents, siblings, children, spouses and children of his siblings and children) are to be included in the Subsequent Registration Statement such securities shall be excluded from the offering before any Warrant Shares are excluded from the offering and (ii) if any securities held by any person other than the persons described in 5(d)(i) above with similar registration rights are to be included in the Subsequent Registration Statement, the Warrant Shares which have been requested to be so included shall be included on a pro rata basis.

                     (e) The Company shall pay all expenses incurred in connection with any registration statement or other action pursuant to the provisions of this Section 5, including reasonable out-of-pocket expenses of the Holder(s) of the Warrant Shares covered by such registration incurred in connection with such registration or other action, other than (i) underwriting discounts and applicable transfer taxes relating to the Warrant Shares and (ii) attorney's fees of the Holders.

                  6. Indemnification.

                     (a) The Company agrees to indemnify and hold harmless each selling holder (including, for purposes of this Section 6, any Holder) of Warrant Shares and each person who controls any such selling holder within the meaning of Section 15 of the Act, and each and all of them ("Holder Indemnified Parties"), from and against any and all losses, claims, damages, liabilities or actions, joint or several, to which any selling holder of Warrant Shares or they or any of them may become subject under the Act or otherwise and to reimburse the persons indemnified above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Warrant Shares were registered under the Act (hereinafter called a "Registration Statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Warrant Shares under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy (other than with any Holder Indemnified Party) with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Warrant Shares; provided, however, that (i) the indemnity agreement contained in this Section 6(a) shall not extend to any selling holder of Warrant Shares in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to the Company by a selling holder of Warrant Shares specifically for use in connection with the preparation of such Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto. The Company agrees to pay any legal and other expenses for which it is liable under this Section 6(a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                     (b) Each selling Holder of Warrant Shares, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act to the same extent as the foregoing indemnity from the Company, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such Registration Statement, any final prospects, any preliminary prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling holder specifically for use in connection with the preparation of the Registration Statement, any final prospectus or the preliminary prospectus or any such amendment or supplement thereto; provided, however, that the obligation of any holder of Warrant Shares to indemnify the Company under the provisions of this Section 6(b) shall be limited to (X) the product of the Market Price and the number of the Warrant Shares being sold by the selling holder minus (Y) the product of the Per Share Warrant Price and the number of such Warrant Shares. Each selling holder of Warrant Shares agrees to pay any legal and other expenses for which it is liable under this Section 6(b) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

                     (c) If any action is brought against a person entitled to indemnification pursuant to the foregoing Section 6(a) or Section 6(b) (an "Indemnified Party") in respect of which indemnity may by sought against a person granting indemnification (an "Indemnifying Party") pursuant to such section, such Indemnified Party shall promptly notify such Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party of any such action shall not release the Indemnifying Party from any liability it may have to such Indemnified Party otherwise than on account of the indemnity agreement contained in Section 6(a) or Section 6(b) hereof. In case any such action is brought against an Indemnified Party and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the Indemnified Party shall have reasonably concluded based upon written advice of counsel that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such Indemnified Party or Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this

Section 6 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. An Indemnifying Party shall not be liable for any settlement of any action or proceeding effected without its written consent (which consent shall not be unreasonably withheld).

                     (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6(a) or (b) hereof is unavailable in accordance with its terms, the Company and the selling holder of Warrant Shares shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by the Company and the selling holder of Warrant Shares, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the selling holder of Warrant Shares, on the other hand, from any offering of the Warrant Shares; provided, however, that if such allocation is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 6(c), then the relative fault of the Company and the selling holder of Warrant Shares in connection with the statements or omissions which result in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits.

                     (e) The respective indemnity and contribution agreements by the Company and the selling Holder of Warrant Shares in Sections 6(a), (b), (c) and (d) hereof shall remain operative and in full force and effect regardless of
(i) any investigation made by any selling holder of Warrant Shares or by or on behalf of any person who controls such selling holder or by the Company or any controlling person of the Company or any director or any officer of the Company,
(ii) the exercise of this

Warrant or (iii) payment for any of the Warrant Shares, and shall survive the delivery of the Warrant Shares, and any successor of the Company, or of any selling holder of Warrant Shares, or of any person who controls the Company, or of any selling holder of Warrant Shares, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the selling holders of Warrant Shares contained in Sections 6(a), (b), (c) and (d) hereof shall be in addition to any liability which the Company and the selling holders of Warrant Shares may otherwise have.

                  7.       Limited Transferability.

                  (a) Neither this Warrant nor the Warrant Shares purchasable hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Holder (A) except in compliance with the provisions of the Act and any applicable state securities laws and (B) until the first anniversary of the date hereof except (i) to Ladenburg Thalmann & Co. Inc. or any successor firm or corporation of Ladenburg Thalmann & Co. Inc., (ii) to any of the officers of Ladenburg Thalmann & Co. Inc., or of any such successor firm or corporation,
(iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, (iv) by operation of law or
(v) by reason of a reorganization of the Company.

                  (b) This Warrant is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose and the Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Holder of the Warrant shall provide notice to the Company of a sale, transfer, assignment or hypothecation of the Warrant made in accordance with the terms of this Warrant. The Company shall permit any Holder of a Warrant or his or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder of this Warrant.

                  (c) Except as otherwise provided in this Section 7, each certificate for Warrant Shares purchasable hereunder initially issued upon the exercise of this Warrant shall bear a legend in substantially the following form:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
                  SUBJECT TO THE TERMS SPECIFIED IN A CERTAIN WARRANT DATED _______________, 1997. THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE SOLD OR TRANSFERRED, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO SAXTON INCORPORATED OF AN OPINION OF COUNSEL SATISFACTORY TO SAXTON INCORPORATED THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER. A COPY OF THE FORM OF THE WARRANT IS ON FILE AT THE OFFICES OF SAXTON INCORPORATED. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT."

                  If the initial issuance of such Warrant Shares occurs prior to _____________, 1998, such certificates shall bear an additional legend in substantially the following form:

                                    "IN ADDITION, EXCEPT AS PROVIDED IN THE
                  WARRANT, THE SHARES MAY NOT BE SOLD OR TRANSFERRED UNTIL _____________, 1998."

                     (d) Notwithstanding the foregoing provisions of this
Section 7, the restrictions imposed by this Section upon the transferability of such Warrant Shares and the legend requirements of this Section shall terminate at such time following _____________, 1998 (A) when such shares shall have been effectively registered under the Act and disposed of pursuant thereto, or (B) when in the reasonable opinion of counsel to the Company or the Holder thereof, such restrictions are not required in order to ensure compliance with the Act. Whenever the restrictions imposed by this Section 7 shall terminate as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Warrant Shares in the name of the same Holder not bearing the restrictive legend set forth in Section 7(c).


                  8. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  9. Warrant Holder Not Stockholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

                  10. Communication. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                           (a) the Company at 5440 West Sahara Avenue, Las
                  Vegas, NV 89102, or such other address as the Company has designated in writing to the Holder, with a copy to Hughes Hubbard & Reed LLP, 350 South Grand Avenue, Suite 3600, Los Angeles, California 90071, Attention: Theodore H. Latty, or

                           (b) the Holder at Ladenburg Thalmann & Co. Inc., 590
                  Madison Avenue, New York, New York 10022 or such other address as the Holder has designated in writing to the Company.

                  11. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                  12. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.


                            [Signature Page Follows]

                  IN WITNESS WHEREOF, Saxton Incorporated has caused this
Warrant to be signed by its [      ] and its corporate seal to be hereunto
affixed and attested by its Secretary this _____ day of ______________, 1997.



                                              SAXTON INCORPORATED



                                              By: ______________________________
                                                     Name:
                                                     Title:

ATTEST:



_______________________________
Name:
Title:


[Corporate Seal]

                                   ASSIGNMENT


                  FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto _______________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________________, attorney, to transfer said Warrant on the books of Saxton Incorporated

Dated: ________________    Signature: _____________________________

                           Address: _______________________________





                               PARTIAL ASSIGNMENT


                  FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto __________________________ the right to purchase _____________ shares of Common Stock of Saxton Incorporated covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Warrant on the books of Saxton Incorporated

Dated: ________________    Signature: _____________________________

                           Address: _______________________________

                                SUBSCRIPTION FORM


                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, _____________ shares of Common Stock of Saxton Incorporated, as provided for in Section 1 thereof.

                  The undersigned herewith makes payment for such shares in full at the price per share provided by such Warrant in the following manner (please check the type or types of payment and indicate the portion of the aggregate payment to be paid by each type of payment):

                  ____ Exercise for cash as provided in Section 1(a) of such Warrant.

                  ____ Exercise by surrender of such Warrant (or a portion thereof) in accordance with Section 1(b) of such Warrant.

                  Please issue a certificate or certificates for such shares in the name of, and pay any cash for any fractional share to:

                             Name ___________________________________

                             (Please Print Name, Address and Social Security No. or Taxpayer Identification No.)

                             Address ________________________________

                                     ________________________________

                             Social Security No. or
                             Taxpayer Identification No._____________

                             Signature ______________________________

                             NOTE:  The above signature should correspond
                                    exactly with the name on the first page of such Warrant or with the name of the assignee appearing in the assignment form attached to the Warrant.




                  And if such number of shares shall not be all the shares purchasable under the attached Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder and delivered to the address set forth above.

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER IT NOR THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO SAXTON INCORPORATED OF AN OPINION OF COUNSEL SATISFACTORY TO SAXTON INCORPORATED THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER. IN ADDITION, EXCEPT AS PROVIDED HEREIN, THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED UNTIL _________, 1998.



                               SAXTON INCORPORATED

               Warrant for the Purchase of Shares of Common Stock

No. __                                                            75,883 Shares

                  FOR VALUE RECEIVED, Saxton Incorporated, a Nevada corporation (the "Company"), hereby certifies that Stifel, Nicolaus & Company Incorporated or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on _______________, 1997 and prior to 5:00 P.M., New York City time, on _______________, 2002 (the "Exercise Period"), Seventy-Five Thousand Eight Hundred Eighty-Three (75,883) fully paid and non-assessable shares of the common stock, $.001 par value per share, of the Company for an aggregate purchase price of $____ (computed on the basis of $____ per share). Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to individually as a "Warrant Share" and collectively as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price," (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price," (v) this Warrant, all similar Warrants issued on the date hereof and all Warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants", and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "Holders." The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided, and in the event of any such adjustment, the number of Warrant Shares shall be adjusted to equal the number determined by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

                  1. Exercise of Warrant. (a) This Warrant may be exercised in whole at any time or in part from time to time, during the Exercise Period by the Holder by the surrender of this Warrant (with the subscription form at the end of this Warrant duly executed) at the address set forth in Section 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine) and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                     (b) In lieu of exercising this Warrant in the manner set forth in Section 1(a) above, this Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period, by the Holder by surrendering the Warrant at the address set forth in Section 10(a) hereof, without payment of any other consideration, commission or remuneration, together with the subscription form at the end hereof, duly executed. The number of shares of Common Stock to be issued by the Company shall be calculated using the following formula:

          X = Y(A-B)
              ------
                A



 Where             X =      the number of shares of Common Stock to be issued
                            to the Holder

                   Y = the number of shares of Common Stock purchasable under this Warrant or, if this Warrant is being exercised in part, under the portion of the Warrant being exercised (at the date of the surrender of this Warrant and the subscription form)

                   A = the Market Price (at the date of the surrender of this Warrant and the subscription form)

                   B = the Per Share Warrant Price (as adjusted to the date of the surrender of this Warrant and the subscription form)

If this Warrant is exercised in part pursuant to this Section 1(b), this Warrant must be exercised for a number of whole shares of Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of Common Stock to which the Holder shall be entitled, pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine) and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                     (c) The market price of a share of Common Stock (the "Market Price") on any date of determination shall be (i) the last reported sale price per share of the Common Stock on the business day immediately preceding the date of determination as reported on the Nasdaq National Market (the "National Market"), or (ii) if there is no such reported sale on the date in question, the average of the closing bid and asked quotations as so reported on the National Market, or (iii) if the Common Stock is not then listed on the National Market, the last reported sale price per share of the Common Stock on such national securities exchange upon which the Common Stock is then listed, or (iv) if the Common Stock is not then listed on any national securities exchange, the average of the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq, or if not so reported, as reported by the National Quotations Bureau or a similar organization. In the absence of such quotations, the Board of Directors of the Company shall determine in good faith the fair market value per share of the Common Stock, which shall for these purposes be deemed to be the Market Price, which determination shall be set forth in a certificate executed by an officer of the Company showing the facts upon which the Market Price is based.

                  2. Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (other than restrictions imposed hereunder or under applicable Federal and state securities laws) and free and clear of all preemptive rights and rights of first refusal and (b) if the Company hereafter lists Common Stock on any national securities exchange, keep the shares of Common Stock receivable upon the exercise of this Warrant authorized for listing on such exchange upon notice of issuance.

                  3. Protection Against Dilution.

                     (a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Common Stock (i) securities, other than shares of Common Stock, or (ii) property, other than cash, without payment therefor, with respect to Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and property which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

                     (b) In the case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock,
(ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                     (c) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another entity (including any exchange effected in connection with a merger of another corporation with the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase Warrant Shares pursuant to the Warrants shall terminate on the effective date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. The above provisions of this Section 3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                     (d) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, if the Holders of Warrants representing the right to purchase a majority of the Warrant Shares subject to all outstanding Warrants and the Company are unable to agree on an appropriate adjustment, the Company's independent public accountants shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant. If such Holders agree with such adjustments they shall notify the Company to make the adjustments described therein. If the Holders disagree with the adjustments, such Holders may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company to give its opinion as to the adjustment which shall be binding on the Company and the Holders. The fees and expenses of the independent public accountants shall be borne by the Company; provided, however, if the Holders appoint accountants due to disagreement with the Company's accountants, the Holders shall pay the fees and expenses of such appointed accountants if their calculation of the adjustment varies by less than 10% from the adjustment calculated by the Company's accountants.

                     (e) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Section 3(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Section 3(e)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                     (f) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a notice of such adjustment and a certificate of the Company's chief financial officer setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same, and cause copies of such certificate to be mailed to the Holders of the Warrants. In addition, within thirty (30) days after the end of the Company's fiscal year next following any such adjustment or modification, the Company shall, at its own expense, deliver to the Holder of this Warrant a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the same information as required by the certificate of the Company's chief financial officer.

                     (g) If the Board of Directors of the Company shall (i) declare any dividend or other distribution with respect to Common Stock, other than a cash dividend payable otherwise than out of earnings or earned surplus,
(ii) offer to the holders of shares of Common Stock any additional shares of Common Stock, any securities convertible into or exercisable for shares of Common Stock or any rights to subscribe thereto or (iii) propose a dissolution, liquidation or winding up of the Company, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend, distribution, offer or subscription right or to vote on such dissolution, liquidation or winding up.

                     (h) If, as a result of an adjustment made pursuant to this
Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock and any subsequent adjustments made pursuant to this Section 3 shall apply equally to each such resulting class of capital stock.

                                   (i) Upon the expiration of any rights,
                              options, warrants or conversion privileges, if such shall not have been exercised, the Per Share Warrant Price shall be readjusted to such Per Share Warrant Price as would have been obtained had the adjustments made upon the issuance or sale of such rights, options, warrants or conversion privileges been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered and the total consideration received therefore upon the exercise of such rights, options, warrants or conversion privileges; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

                                   (j) Except as provided in this Section 3, no
                              adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon exercise of the Warrants.

4. Fully Paid Stock; Taxes. The Company agrees that the shares of Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, rights of first refusal or other contractual rights to purchase securities of the Company, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issuance of any Warrant Share or certificate therefor.

5. Registration Under Securities Act of 1933.

                                   (a) The Company agrees that if, at any time
                              during the period commencing on _________, 1998 and ending on _________, 2002, the Holders of any Warrants and Warrant Shares who or which shall hold, collectively, more than 50% of the Warrants and Warrant Shares outstanding at such time and not previously sold pursuant to this Section 5 shall request that the Company file a registration statement under the Securities Act of 1933, as amended (the "Act"), covering more than 50% of the Warrant Shares issued or issuable upon the exercise of the Warrants, and not so previously sold, the Company will (i) promptly notify each Holder of the Warrants and each holder of Warrant Shares not so previously sold that such registration statement will be filed and that the Warrant Shares which are then held, or which may be acquired upon exercise of the Warrants by the Holder and such Holders, will be included in such registration statement at the Holder's and such Holders' request, (ii) cause such registration statement to cover all Warrant Shares which it has been so requested to include,
                              (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period, not to exceed twelve months, necessary for such Holders to effect the proposed sale or other disposition; provided, however, if any request to register Warrant Shares pursuant to this Section 5.1 is made within ninety (90) days after effectiveness of a registration statement of the Company pursuant to which the Company has offered Common Stock, the Company may delay such request and may treat such request as if made on the ninetieth (90th) day after such registration statement's date of effectiveness by providing notice of such delay to the requesting Holders. The Company shall be required to effect a registration or qualification pursuant to this
                              Section 5(a) on one occasion only.

                                   (b) The Company agrees that if, at any time
                              and from time to time during the period commencing __________, 1998 and ending on

                              ___________, 2004, the Board of Directors of the Company shall authorize the filing of a registration statement (any such registration statement being hereinafter called a "Subsequent Registration Statement") under the Act (otherwise than pursuant to Section 5(a) hereof, or other than a registration statement on Form S-8 or other form which does not permit secondary sales or include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company will (i) promptly notify each Holder of Warrants and Warrant Shares that such Subsequent Registration Statement will be filed and that the Warrant Shares which are then held, and which may be acquired upon the exercise of the Warrants, by the Holder and such Holders, will, at the Holder's and such Holders' request, be included in such Subsequent Registration Statement, (ii) upon the written request of a Holder made within 20 days after the giving of such notice by the Company, include in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include,
                              (iii) use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition. The Holders whose Warrant Shares are included in a Registration Statement pursuant to this

                              Section 5(b) shall provide the Company, upon request, information with respect to such Holder as is reasonably necessary to be included in such Subsequent Registration Statement.

                                   (c) Whenever the Company is required pursuant
                              to the provisions of this Section 5 to include Warrant Shares in a registration statement or a post-effective amendment to a registration statement, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best effort to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold, including entering into an underwriting agreement in customary form for transactions of this nature.

                  (d) In the event the managing underwriter for any public offering including Warrant Shares pursuant to Section 5(b) advises the Company in writing that the inclusion of all or any portion of such Warrant Shares in the offering would be detrimental to the offering, such Warrant Shares shall not be included in the Subsequent Registration Statement; provided, however, that
(i) if any securities held by James C. Saxton or his immediate family members (including Mr. Saxton's wife, parents, siblings, children, spouses and children of his siblings and children) are to be included in the Subsequent Registration Statement such securities shall be excluded from the offering before any Warrant Shares are excluded from the offering and (ii) if any securities held by any person other than the persons described in 5(d)(i) above with similar registration rights are to be included in the Subsequent Registration Statement, the Warrant Shares which have been requested to be so included shall be included on a pro rata basis.

                                   (e) The Company shall pay all expenses
                              incurred in connection with any registration statement or other action pursuant to the provisions of this Section 5, including reasonable out-of-pocket expenses of the Holder(s) of the Warrant Shares covered by such registration incurred in connection with such registration or other action, other than (i) underwriting discounts and applicable transfer taxes relating to the Warrant Shares and (ii) attorney's fees of the Holders.

6. Indemnification.

                                   (a) The Company agrees to indemnify and hold
                              harmless each selling holder (including, for purposes of this Section 6, any Holder) of Warrant Shares and each person who controls any such selling holder within the meaning of Section 15 of the Act, and each and all of them ("Holder Indemnified Parties"), from and against any and all losses, claims, damages, liabilities or actions, joint or several, to which any selling holder of Warrant Shares or they or any of them may become subject under the Act or otherwise and to reimburse the persons indemnified above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon,

                              (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Warrant Shares were registered under the Act (hereinafter called a "Registration Statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Warrant Shares under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy (other than with any Holder Indemnified Party) with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Warrant Shares; provided, however, that (i) the indemnity agreement contained in this Section 6(a) shall not extend to any selling holder of Warrant Shares in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to the Company by a selling holder of Warrant Shares specifically for use in connection with the preparation of such Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto. The Company agrees to pay any legal and other expenses for which it is liable under this Section 6(a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                                   (b) Each selling Holder of Warrant Shares,
                              severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act to the same extent as the foregoing indemnity from the Company, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such Registration Statement, any final prospects, any preliminary prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling holder specifically for use in connection with the preparation of the Registration Statement, any final prospectus or the preliminary prospectus or any such amendment or supplement thereto; provided, however, that the obligation of any holder of Warrant Shares to indemnify the Company under the provisions of this Section 6(b) shall be limited to (X) the product of the Market Price and the number of the Warrant Shares being sold by the selling holder minus (Y) the product of the Per Share Warrant Price and the number of such Warrant Shares. Each selling holder of Warrant Shares agrees to pay any legal and other expenses for which it is liable under this Section 6(b) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

                                   (c) If any action is brought against a person
                              entitled to indemnification pursuant to the foregoing Section 6(a) or Section 6(b) (an "Indemnified Party") in respect of which indemnity may by sought against a person granting indemnification (an "Indemnifying Party") pursuant to such section, such Indemnified Party shall promptly notify such Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party of any such action shall not release the Indemnifying Party from any liability it may have to such Indemnified Party otherwise than on account of the indemnity agreement contained in Section 6(a) or Section 6(b) hereof. In case any such action is brought against an Indemnified Party and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the Indemnified Party shall have reasonably concluded based upon written advice of counsel that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such Indemnified Party or Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this Section 6 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or
                              (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. An Indemnifying Party shall not be liable for any settlement of any action or proceeding effected without its written consent (which consent shall not be unreasonably withheld).

                                   (d) In order to provide for just and
                              equitable contribution in circumstances in which the indemnity agreement provided for in Section 6(a) or (b) hereof is unavailable in accordance with its terms, the Company and the selling holder of Warrant Shares shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by the Company and the selling holder of Warrant Shares, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the selling holder of Warrant Shares, on the other hand, from any offering of the Warrant Shares; provided, however, that if such allocation is not permitted by applicable law or if the Indemnified Party failed to give the notice required under
                              Section 6(c), then the relative fault of the Company and the selling holder of Warrant Shares in connection with the statements or omissions which result in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits.

                                   (e) The respective indemnity and contribution
                              agreements by the Company and the selling Holder of Warrant Shares in Sections 6(a), (b), (c) and
                              (d) hereof shall remain operative and in full force and effect regardless of (i) any investigation made by any selling holder of Warrant Shares or by or on behalf of any person who controls such selling holder or by the Company or any controlling person of the Company or any director or any officer of the Company, (ii) the exercise of this Warrant or (iii) payment for any of the Warrant Shares, and shall survive the delivery of the Warrant Shares, and any successor of the Company, or of any selling holder of Warrant Shares, or of any person who controls the Company, or of any selling holder of Warrant Shares, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the selling holders of Warrant Shares contained in Sections 6(a), (b), (c) and (d) hereof shall be in addition to any liability which the Company and the selling holders of Warrant Shares may otherwise have.

7. Limited Transferability.

(a) Neither this Warrant nor the Warrant Shares purchasable hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Holder (A) except in compliance with the provisions of the Act and any applicable state securities laws and (B) until the first anniversary of the date hereof except (i) to Stifel, Nicolaus & Company Incorporated or any successor firm or corporation of Stifel, Nicolaus & Company Incorporated, (ii) to any of the officers of Stifel, Nicolaus & Company Incorporated, or of any such successor firm or corporation,
(iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, (iv) by operation of law or (v) by reason of a reorganization of the Company.

(b) This Warrant is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose and the Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Holder of the Warrant shall provide notice to the Company of a sale, transfer, assignment or hypothecation of the Warrant made in accordance with the terms of this Warrant. The Company shall permit any Holder of a Warrant or his or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder of this Warrant.

(c) Except as otherwise provided in this Section 7, each certificate for Warrant Shares purchasable hereunder initially issued upon the exercise of this Warrant shall bear a legend in substantially the following form:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
                  SUBJECT TO THE TERMS SPECIFIED IN A CERTAIN WARRANT DATED , 1997. THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE SOLD OR TRANSFERRED, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO SAXTON INCORPORATED OF AN OPINION OF COUNSEL SATISFACTORY TO SAXTON INCORPORATED THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER. A COPY OF THE FORM OF THE WARRANT IS ON FILE AT THE OFFICES OF SAXTON INCORPORATED. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT."

                  If the initial issuance of such Warrant Shares occurs prior to _____________, 1998, such certificates shall bear an additional legend in substantially the following form:

                  "IN ADDITION, EXCEPT AS PROVIDED IN THE WARRANT, THE SHARES MAY NOT BE SOLD OR TRANSFERRED UNTIL _____________, 1998."

                         (d) Notwithstanding the foregoing provisions of this
Section 7, the restrictions imposed by this Section upon the transferability of such Warrant Shares and the legend requirements of this Section shall terminate at such time following _____________, 1998 (A) when such shares shall have been effectively registered under the Act and disposed of pursuant thereto, or (B) when in the reasonable opinion of counsel to the Company or the Holder thereof, such restrictions are not required in order to ensure compliance with the Act. Whenever the restrictions imposed by this
Section 7 shall terminate as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Warrant Shares in the name of the same Holder not bearing the restrictive legend set forth in Section 7(c).

8. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

9. Warrant Holder Not Stockholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

10. Communication. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                         (a) the Company at 5440 West Sahara Avenue, Las Vegas,
                    NV 89102, or such other address as the Company has designated in writing to the Holder, with a copy to Hughes Hubbard & Reed LLP, 350 South Grand Avenue, Suite 3600, Los Angeles, California 90071, Attention: Theodore H. Latty, or

                         (b) the Holder at Stifel, Nicolaus & Company
                    Incorporated, 500 North Broadway, Suite 1500, St. Louis, Missouri 63102 or such other address as the Holder has designated in writing to the Company.

11. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

12. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.


                            [Signature Page Follows]

                  IN WITNESS WHEREOF, Saxton Incorporated has caused this
Warrant to be signed by its [      ] and its corporate seal to be hereunto
affixed and attested by its Secretary this _____ day of ______________, 1997.



                                         SAXTON INCORPORATED



                                         By: _______________________________
                                                Name:
                                                Title:

ATTEST:



____________________________
Name:
Title:


[Corporate Seal]

                                   ASSIGNMENT


                  FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto _______________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________________, attorney, to transfer said Warrant on the books of Saxton Incorporated

Dated: ________________    Signature: _____________________________

                           Address: _______________________________





                               PARTIAL ASSIGNMENT


                  FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto __________________________ the right to purchase _____________ shares of Common Stock of Saxton Incorporated covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Warrant on the books of Saxton Incorporated

Dated: ________________    Signature: _____________________________

                           Address: _______________________________

                                SUBSCRIPTION FORM


                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, _____________ shares of Common Stock of Saxton Incorporated, as provided for in Section 1 thereof.

                  The undersigned herewith makes payment for such shares in full at the price per share provided by such Warrant in the following manner (please check the type or types of payment and indicate the portion of the aggregate payment to be paid by each type of payment):

                  ____ Exercise for cash as provided in Section 1(a) of such Warrant.

                  ____ Exercise by surrender of such Warrant (or a portion thereof) in accordance with Section 1(b) of such Warrant.

                  Please issue a certificate or certificates for such shares in the name of, and pay any cash for any fractional share to:

                          Name ___________________________________

                          (Please Print Name, Address and Social
                          Security No. or Taxpayer Identification No.)

                          Address ________________________________

                                  ________________________________

                          Social Security No. or
                          Taxpayer Identification No._____________

                          Signature ______________________________

                          NOTE:         The above signature should
                                        correspond exactly with the name
                                        on the first page of such
                                        Warrant or with the name of the
                                        assignee appearing in the
                                        assignment form attached to the
                                        Warrant.

                  And if such number of shares shall not be all the shares purchasable under the attached Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder and delivered to the address set forth above.



                                      -3-